UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2015

Delcath Systems, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Avenue of the Americas, 43rd Floor New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 489-2100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Peter J. Graham, Executive Vice President, General Counsel, Chief Compliance Officer and Global Human Resources of Delcath Systems, Inc. (the “Company”), ceased to be employed by the Company effective March 9, 2015 (the “Separation Date”). The Company has determined to eliminate its in-house legal functions to increase flexibility and cost efficiencies and to focus resources on the clinical development programs of the Company.

In accordance with the Executive Security Agreement (the “Security Agreement”) the Company entered into with Mr. Graham on January 8, 2014, the Company and Mr. Graham entered into a Separation Agreement and Release (the “Separation Agreement”) on March 23, 2015 that is effective as of March 31, 2015. The Separation Agreement provides for certain severance payments and medical and health care coverage benefits on substantially the same terms as the Security Agreement.

The foregoing summary description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Separation Agreement and Release, effective as of March 31, 2015, by and between Peter J. Graham and Delcath Systems, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Date: March 27, 2015	By:	/s/ Barbra C. Keck
Barbra C. Keck
Vice President, Controller

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Separation Agreement and Release, effective as of March 31, 2015, by and between Peter J. Graham and Delcath Systems, Inc.